As filed with the Securities and Exchange Commission on August 5, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EHEALTH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	9190 Priority Way West Dr., Suite 110 Indianapolis, IN 46240	56-2357876
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

eHealth, Inc. Amended and Restated 2024 Equity Incentive Plan (Full title of the Plan)

Gavin Galimi Senior Vice President, General Counsel and Secretary eHealth, Inc. 9190 Priority Way West Dr., Suite 110 Indianapolis, IN 46240 (737) 248-2340
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Jeana S. Kim Victor T. Nilsson Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act     ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by eHealth, Inc. (the “Registrant”) for the purpose of registering an additional 1,300,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the Registrant’s Amended and Restated 2024 Equity Incentive Plan (the “Plan”), which was approved by the Registrant’s stockholders at the Registrant’s 2026 Annual Meeting of Stockholders on June 18, 2026. The additional shares are of the same class as other securities for which a registration statement relating to the Plan has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 7, 2024 (File No. 333-281336) and (ii) the registration statement on Form S-8 filed by the Registrant with the Commission on August 7, 2025 (File No. 333-289366) (together, the “Previous Forms S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026 (the “Annual Report”);

(2)All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(3)The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12B (File No. 001-33071) filed with the Commission on October 10, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-133526	3.1	April 25, 2006
4.2	Certificate of Designations of Series A Preferred Stock, par value $0.001, of the Registrant	8-K	001-33071	3.1	May 3, 2021
4.2.1	Certificate of Amendment to the Certificate of Designations of Series A Preferred Stock, par value $0.001, of the Registrant	8-K	001-33071	3.1	January 6, 2026
4.3	Amended and Restated Bylaws of the Registrant	8-K	001-33071	3.1	December 18, 2025
4.4	Form of the Registrant’s Common Stock Certificate	S-1	333-133526	4.1	June 28, 2006
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)					X
99.1	Amended and Restated 2024 Equity Incentive Plan	8-K	001-33071	10.1	June 25, 2026
99.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the Amended and Restated 2024 Equity Incentive Plan	S-8	333-281336	99.2	August 7, 2024
99.3	Form of Notice of Time-Based Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the Amended and Restated 2024 Equity Incentive Plan	S-8	333-281336	99.3	August 7, 2024
99.4	Form of Notice of Performance-Based Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the Amended and Restated 2024 Equity Incentive Plan	S-8	333-281336	99.4	August 7, 2024
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 5, 2026.

EHEALTH, INC.

By:	/s/ Derrick A. Duke
Derrick A. Duke
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Derrick A. Duke and John J. Dolan, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Derrick A. Duke	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2026
Derrick A. Duke

/s/ John J. Dolan	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2026
John J. Dolan

Signature	Title	Date

/s/ Todd Arden	Director	August 5, 2026
Todd Arden

/s/ Prama Bhatt	Director	August 5, 2026
Prama Bhatt

/s/ Beth A. Brooke	Director	August 5, 2026
Beth A. Brooke

/s/ A. John Hass, III	Director	August 5, 2026
A. John Hass, III

/s/ Erin L. Russell	Director	August 5, 2026
Erin L. Russell

/s/ Francis S. Soistman	Director	August 5, 2026
Francis S. Soistman

/s/ Dale B. Wolf	Director	August 5, 2026
Dale B. Wolf